Exhibit 99.1

                                                                       MARKWEST
                                                                           LOGO

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MarkWest Hydrocarbon, Inc.                         Contact:  John Fox, President and CEO
155 Inverness Drive West, Suite 200                          Donald Heppermann, Sr. VP-Finance and CFO
Englewood, CO 80112-5000                           Phone:    (303) 290-8700
(800) 730-8388                                     E-mail:   investorrelations@markwest.com
(303) 290-8700                                     Website:  www.markwest.com
(303) 290-8769 Fax
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             MARKWEST HYDROCARBON REPORTS 2003 FIRST QUARTER RESULTS

         DENVER--May 14, 2003--MarkWest Hydrocarbon, Inc. (AMEX: MWP), today reported first quarter net loss of $1.0 million or $0.12 per share for the quarter ending March 31, 2003, compared to net income of $0.2 million or $0.02 per share for the first quarter of 2002. The continuing unfavorable results of our hedges primarily caused our first quarter 2003 net loss. Hedging losses more than offset the benefits realized from the high natural gas prices that prevailed throughout the first quarter of 2003.

         Toward the end of the first quarter, natural gas prices began to be unusually high relative to NGL prices. Unusually high natural gas prices adversely impact that portion of our NGL business that is "keep-whole" contract based. This unusual disparity in prices has reduced our internally generated cash flows and may cause limitations on the availability of borrowings under our credit facility. In light of the forecasted reduction in cash flows and possible limits on available borrowings under our credit facility, MarkWest Hydrocarbon has undertaken a series of initiatives to enhance our liquidity position and to take advantage of favorable market valuations of domestic exploration and production assets. Accordingly, we have engaged a third party to act as financial advisor to MarkWest Hydrocarbon to assist in soliciting acquisition proposals for certain of our mature developed oil and gas properties. The expected sale proceeds from these properties would substantially improve our liquidity and allow us to maintain our Canadian drilling program at planned levels.

         Through our 47 percent-owned subsidiary, MarkWest Energy Partners, L.P., we completed our acquisition of Pinnacle Natural Gas Company and certain affiliates for approximately $38 million on March 28, 2003. The effective date of the merger was January 1, 2003. The acquired assets are comprised of three lateral natural gas pipelines transporting up to 1.1 Bcf/day under firm contracts to power plants and twenty systems gathering more than 44 MMcf/d. Our first quarter results include only four days of Pinnacle's results, in accordance with generally accepted accounting principles. However, during the first three months of 2003, Pinnacle generated approximately $2.2 million of pro forma EBITDA (earnings before interest, taxes, depreciation and amortization).

         John Fox, President and CEO, commented, "While our hedges have adversely impacted first quarter 2003 results, the majority of these hedges terminate at the end of the year. Conversely, we believe that the high natural gas prices we are experiencing makes it a good time to sell some of our mature exploration and production properties and redeploy the capital into our Canadian drilling program. Furthermore, the acquisition of the Pinnacle companies is highly accretive to MarkWest Energy Partners and our underlying 47 percent ownership in the MLP."


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EXPLORATION AND PRODUCTION

         During the first quarter of 2003 MarkWest Hydrocarbon drilled or recompleted 5 (1.875 net) wells in the U.S. and 12 (11.25 net) wells in Canada, resulting in 14 commercial completions and 1 well being evaluated for an alternative zone completion. Our first quarter capital programs led to the addition of approximately 3.5 Bcfe of net proven reserves. Production during the first quarter of 2003 was 2.39 Bcfe (0.87 Bcfe in the U.S. and 1.52 Bcfe in Canada).

         Our remaining 2003 capital budget plans call for the drilling or recompletion of approximately 11 (5.2 net) more wells in the U.S. In Canada, we plan to drill approximately 36 (33 net) more wells.

MIDSTREAM SERVICES

         MarkWest Hydrocarbon's midstream services business is largely conducted through MarkWest Energy Partners, L.P. (Please see our separate earnings release for MarkWest Energy Partners, L.P.)

         Appalachia NGL volumes averaged 446,000 gallons per day for the three months ended March 31, 2003, down 7 percent since the first quarter of 2002. Production volumes decreased due to colder than normal weather in the northeastern United States during much of the first quarter, which caused a reduction in the volume of natural gas delivered to our plants. Looking forward, the Pinnacle assets are expected to significantly increase cash flow from operations, as reflected by Pinnacle's pro forma first quarter results.

         Gathering and processing volumes in Michigan continued to flow substantially higher during the first quarter of 2003 relative to the prior year due to new well connections over the past year. We averaged 15,400 Mcf/d during the three months ended March 31, 2003, compared to 11,000 Mcf/d for the first quarter of 2002.

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MarkWest Hydrocarbon, Inc. (AMEX: MWP), operates in three business segments:
exploration and production of natural gas, midstream services, and marketing of natural gas and NGL products. Our exploration and production segment produces natural gas in Alberta, Canada; in the San Juan Basin of Colorado and New Mexico; and in Michigan. In our midstream services segment, which is principally conducted through our 47 percent-owned affiliate, MarkWest Energy Partners, L.P. (AMEX: MWE), we gather natural gas from the wellhead and process the natural gas to remove impurities and the valuable natural gas liquids (NGLs). We also transport natural gas to the end user. MarkWest Hydrocarbon markets its own natural gas and NGL products.

This press release includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2002.


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                           MarkWest Hydrocarbon, Inc.
                       Financial and Operating Statistics
        (in thousands except per share amounts and operating statistics)

                                                                 Three Months Ended March 31,
                                            ------------------------------------------------------------------------
                                                     2003                    2002                  % Change
                                            ------------------------------------------------------------------------
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  Statement of Operations Data
  Revenues (a)                                    $    61,310             $    44,387                 38%
  Net income (loss)                               $    (1,042)            $       175                 NM
  Basic and diluted earnings (loss) per           $     (0.12)            $      0.02                 NM
      share
  Weighted average shares outstanding                   8,511                   8,515                 --
  (basic)

  Operating Data
  Exploration and production
     Natural gas produced (Mcfe/d)                     27,500                  29,200                (6%)

  MarkWest Energy Partners (b)
  Appalachia:
     Natural gas processed for a fee                  264,000                 269,000                (2%)
  (Mcf/d)
     NGLs fractionated for a fee (gal/day)            446,000                 479,000                (7%)
  Michigan:
     Gas volume processed for a fee (Mcf/d)            15,400                  11,000                 40%

                                                March 31, 2003         December 31, 2002        March 31, 2002
                                            ------------------------------------------------------------------------
  Consolidated Balance Sheet Data
     Total assets                                 $   314,081             $   253,314             $   239,311
     Total debt                                   $   105,824             $    64,223             $   100,936
     Stockholders' equity before
       accumulated other comprehensive            $    61,092             $    62,210             $    65,007
       income
       Accumulated other comprehensive
         income (loss) (c)                             (6,987)                 (8,858)                 (9,418)
                                            ------------------------------------------------------------------------
     Stockholders' equity                         $    54,105             $    53,352             $    55,589

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(a)  Includes gas marketing revenues of $7.8 million and $7.1 million for the three months ended March 31, 2003 and 2002. Gas marketing activities are low margin; these activities are done in support of MarkWest Hydrocarbon's processing business.
(b) Reflects MarkWest Hydrocarbon, Inc., until May 23, 2002, and MarkWest Energy Partners, L.P., from May 24, 2002--the date its initial public offering closed.
(c) As part of our commodity price risk management strategy, we hedge a portion of our future NGL product, and to a lesser extent natural gas, sales. In addition, this account includes our foreign currency translation adjustment and the effect of interest rate hedges. Balance includes related deferred income taxes. Note that only the only hedge instrument is marked-to-market, not the hedged item. Under a completely effective hedge, these mark-to-market adjustments would offset.


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                           MarkWest Hydrocarbon, Inc.
              Reconciliation of GAAP Measures to Non-GAAP Measures
                                 (in thousands)



                                                            Three Months Ended
                                                              March 31, 2003
                                                            --------------------

Pinnacle pro forma:
    Revenues                                                      $ 18,614
    Operating expenses:
       Purchased product cost                                       15,305
       Plant operating expense                                         885
       Selling, general and administrative                             258
       Depreciation                                                  1,031
                                                            --------------------
         Total operating expenses                                   17,479
                                                            --------------------

         Income from operations                                      1,135

    Add back:
       Depreciation                                                  1,031
                                                            --------------------
    EBITDA                                                        $  2,166
                                                            ====================